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                                                                  Exhibit 10.17

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                               AGREEMENT OF LEASE
                              6 WEST FIFTH STREET
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     This AGREEMENT OF LEASE ("Lease") is made and entered into as of January 8,
1997 by and between SAINT PAUL EXECUTIVE OFFICE SUITES, INC. d.b.a. Les Work
Inc. ("Lessor") and, Hanover Capital Partners, LTD. ("Tenant").

     NOW, THEREFORE, THE TITLE PARTIES AGREE AS FOLLOWS:

1.   THE LEASED PREMISES.

     Lessor leases to Tenant, and Tenant rents of and from Lessor, part of 6 West Fifth Street, as described and shown on Exhibit A, attached hereto and made a part hereof. Said portion of 6 West Fifth Street, is referred to herein as the "Leased Premises".

2.   TERM.

     The term of this lease shall be for a period of approximately 6 months commencing February 1, 1997, or the date of Tenant occupancy, whichever occurs earlier, and terminating July 31, 1997, unless terminated earlier as provided herein.

3.   MONTHLY RENT.

     Commencing February 1, 1997, Tenant shall pay to Lessor, payable at the address designated in this Lease for service of notice upon Lessor, or at such other place as Lessor may designate in writing to Tenant, exclusive of any other charge to be paid by Tenant, the following, payable in equal consecutive monthly installments, in advance, on or before the 10th day of each month through and including July, the sum of: $595.00 ($425.00 rent; $130.00 phones; $40.00 fax/modem) per month.

4.   SECURITY DEPOSIT.

     On or before February 1, 1997, Tenant shall pay to Lessor the sum of $595.00 ($425.00 rent; $130.00 phones; $40.00 fax/modem) as damage deposit. Upon termination of this lease, deposit will be refunded upon TENANT(S) vacating the premises, less any past due balances and/or the cost of repairs due to damage above and beyond reasonable wear and tear. This deposit may not be used as last month's rent.

5.   USE OF LEASED PREMISES.

     Tenant, and its approved sublessee, shall use the Leased Premises for general office purposes only.

     Tenant may have not more than 1 person 'officed' out of Leased Premises.

6.   USE OF COMMON AREAS.

     Tenant shall have the non-exclusive use, in common with others entitled to use the same, of the common areas of 6 West Fifth Street. "Common areas" shall include, without limitation, access facilities, walkways, stairways, elevators, hallways and public restrooms.

7.   RULES AND REGULATIONS.

     Tenant's exclusive use of the Leased Premises and non-exclusive use of the common areas shall be subject to the terms and conditions of this Lease and all reasonable rules and regulations


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prescribed by Lessor from time to time with respect to the operation of 6 West
Fifth Street, Suite 700 and its common areas.

8.   UTILITIES AND SERVICES.

     Provided Tenant is not in default under any of the terms or conditions of this Lease, Lessor shall furnish such heat and air conditioning, electricity, water, sewage and elevator service in and about the Leased Premises as shall be necessary for the comfortable use and occupancy of the Leased Premises, at all times.

9.   ALTERATIONS AND IMPROVEMENTS BY TENANT.

     Tenant shall not make any material changes, additions, or improvements to the Leased Premises without the prior written consent of Lessor.

10.  MECHANICS LIEN.

     Tenant shall pay timely for labor and material furnished to Tenant or claimed to have been furnished to Tenant in connection with work of any character performed or claimed to have been performed on the Leased Premises, at the direction or with the consent of Tenant. Tenant shall not permit any mechanics or similar liens to remain upon the Leased Premises incident to the foregoing. However, Tenant may contest the validity of such lien or claims, provided, Tenant shall give to Lessor, if required by Lessor, reasonable security to insure payment and to prevent any sale, foreclosure or forfeiture of the Leased Premises by reason of such non-payment. Upon a final determination of the validity of any such lien or claim, Tenant shall immediately pay any judgment or decree rendered against Tenant or Lessor, including but not limited to, all proper costs and charges, and shall cause such lien to be released of record without costs to Lessor.

11.  LESSOR'S ACCESS.

     Lessor, its agent, employees and/or contractors, shall have the right to enter the Leased Premises at all reasonable times for the purpose of inspection, cleaning, repairing or improving the Leased Premises or other premises in the Building, including, not limited to, the right, but not the obligation, to install, maintain, use, repair, and replace the pipes, ducts, conduits, and wires leading through the Leased Premises, provided, that such entry shall be accomplished in a manner that will cause as little interference with and inconvenience to the Tenant's use as is reasonable under the circumstances. Any interference with or inconvenience to the Tenant arising out of the exercise by Lessor of the rights set forth in this paragraph shall not constitute a breach by Lessor of any of its agreements in this Lease, and shall not result in any diminution of rent or liability on the part of Lessor by reason of inconvenience, annoyance or injury to Tenant's business. Lessor, or its agents, shall have the right to exhibit the Leased Premises to prospective tenants or to prospective purchasers at any time upon reasonable notice to Tenant.

12.  DAMAGE BY FIRE OR OTHER CASUALTY.

     If the Leased Premises are damaged or destroyed by fire or other casualty, and such damage or destruction is certified within a reasonable period of time thereafter, in writing, by a licensed contractor to be repairable within thirty
(30) days after the date of such occurrence, this Lease shall remain in full force and effect, and Lessor, subject to the provisions hereinafter set forth, shall proceed with due diligence to repair such damage or destruction, at its expense, and in that event, there shall be a proportionate abatement of rent and all other charges for so much of the Leased Premises as may be untenantable until repair or restoration.


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     If the Leased Premises are damaged or destroyed as above stated and cannot be repaired within thirty (30) days, either Tenant or Lessor may terminate this Lease.

13.  ASSIGNMENT OR SUBLEASE.

     Tenant may not, voluntarily or by operation of law, assign or transfer this Lease, or sublease the whole or any part of the Leased Premises, without the prior written consent of Lessor, which consent will not be unreasonably withheld.

14.  NOVATION IN THE EVENT OF A SALE BY LESSOR.

     In the event of the sale of the Leased Premises, Lessor shall be and hereby is relieved of all of the covenants and obligations created hereby and such sale shall result automatically in the purchasers assuming and agreeing to carry out all the covenants and obligations of Lessor herein; provided, however, that Lessor shall not be released from any claim resulting from a default of Lessor occurring prior to the date of such sale.

15.  REMEDIES OF LESSOR.

     In the event that during the term of this Lease any of the following occur:

          1. Tenant shall have failed to pay any installment of rent or any other charge provided herein, or any portion thereof, when the same shall be due and payable, and the same shall remain unpaid for a period of ten (10) days after the same is due; or

          2. Tenant shall have failed to comply with any other provision of this Lease, and shall not have cured such failure within thirty
               (30) days after Lessor, by written notice, has informed Tenant of such noncompliance; provided, however, in the case of a default within a period of thirty (30) days, Tenant shall have such additional time to cure such default as may be reasonably necessary, provided Tenant proceeds promptly and with due diligence to cure such default after receipt of said notice;

the Lessor upon written notice to Tenant may elect either (i) to cancel and terminate this Lease, and this Lease shall not be treated as an asset of Tenant's estate, or (ii) to terminate Tenant's right to possession only without canceling and terminating Tenant's continued liability under this Lease. Notwithstanding the fact that initially Lessor elects under (ii) to terminate Tenant's right to possession only, Lessor shall have the continuing right to cancel and terminate this Lease by serving ten (10) days written notice on Tenant of such further election, and shall have the right to pursue any remedy at law or in equity that may be available to Lessor.

16.  DEFAULT BY LESSOR.

     Lessor shall not be deemed to be in default under this Lease until Tenant has given Lessor written notice specifying the nature of the default which Lessor is obligated to cure, and Lessor does not cure such default within ten
(10) days after receipt of such notice; provided, however, in the case of default which cannot be cured, with due diligence, within a period of ten (10) days, Lessor shall have such additional time to cure default as may be reasonably necessary, provided Lessor proceeds promptly and with due diligence to cure such default after receipt of said notice.



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17.  SIGNS; WINDOW COVERINGS.

     Tenant shall not place or cause to be placed any sign or lettering on the exterior of the Building, in the halls or other common areas, or on the Leased Premises without the prior written consent of Lessor. Tenant shall have the right to place a sign or lettering on the entrance to the Leased Premises, and on any sign directory provided by Lessor, provided the location, style, text, size and color are first approved in writing by Lessor. Any sign or lettering not so approved may be removed by Lessor at Tenant's expense.

18.  CONDITION OF LEASED PREMISES AND LESSOR'S PROPERTY AT TERMINATION.

     At termination of this Lease, Tenant shall vacate and deliver the Leased Premises, all partitions, improvements, alterations and other property of Lessor to Lessor in as good order and condition as the same were in on the commencement date, reasonable wear and tear excepted.

19.  NOTICES.

     All notices and communications of similar legal import from either Lessor or Tenant to the other shall be in writing and shall be considered to have been duly given or served if sent by first class mail, postage prepaid, or hand delivered to the party or parties at its address set forth below, or to such other address as such party may hereafter designate by written notice to the other party or parties.

     If to Lessor, to:
             Les Work, Inc.
             6 West Fifth Street
             Suite 700
             Saint Paul, Minnesota 55102

     If to Tenant, to:                              CC to:
             Ralph Laughlin                             Herb Lethert
             Chief Financial Officer                    The St. Paul Building
             Hanover Capital Partners, LTD.             6 West Fifth Street
             100 Metroplex Drive                        Suite 700
             Suite 301                                  St. Paul, MN 55102
             Edison, NJ 08817

20.  GOVERNING LAW.

     This Lease shall be subject to and governed by the laws of the State of Minnesota, and all questions concerning the meaning and intention of the terms of this Lease and concerning the validity hereof and questions relating to performance hereunder shall be adjudicated and resolved in accordance with the laws of that state, notwithstanding the fact that one or more of the parties now is or may hereafter become a resident of a different state.

21.  SHORT FORM LEASE.

     Neither party shall record this Lease without the written consent of the other party; however, upon the request of either Lessor or Tenant, the other party shall join in the execution of a memorandum or so-called "short form" of this Lease for the purpose of recordation. Said memorandum or short form of this Lease shall describe the parties, the Leased Premises, the term of this Lease, any special provisions, and shall incorporate this Lease by reference. Any fees


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required to be paid in order to record such memorandum or short form of this
Lease shall be paid by the party desiring to record such memorandum or short form of this lease.

22.  SERVICES.

     Lessor shall contract with a person or entity to provide to Tenant on a fee-for-services basis, secretarial and word processing services, postage machine use based on actual Tenant usage, fax sending and receiving, delivery and pick-up, long distance telephone based on actual usage, second line telephone answering and photocopying, and the current rates for said services are set forth in Exhibit B attached hereto.

     Lessor shall also provide a telephone answering service for Tenant and a receptionist during normal weekday business hours as prescribed by the Lessor. Lessor owns the telephones and telephone system used at 6 West Fifth Street. Lessor shall maintain the telephones and telephone system during the term of this Lease and shall provide one telephone in each office. Lessor shall provide telephone services as listed on Exhibit C at an additional charge as set forth in Exhibit C.

     Each additional person "officed" out of Leased Premises will be provided answering services during normal weekday business hours, and 1 additional telephone and voice messaging box for the additional fee as set forth in Exhibit C.

     Lessor shall provide photocopying equipment during the term of the Lease for use in common by other tenants. Lessor shall provide a mail box, cleaning and janitorial service, a lobby office directory, name plates for the exterior door of the Leased Premises and blinds for office windows.

     Tenant shall not install, or have installed, any telephone lines, for the purpose of fax, modem, telephone usage, '800' numbers or any other purpose, without prior written consent by Lessor. Lessor has the option to install or provide such services, for the Tenant, using Lessor's telephone vendor, at an additional charge as set forth by Lessor. All Long Distance calls placed by Tenant, on Lessor's telephone system, shall be made through Lessor's Long Distance Vendor.

     The parties hereto have duly executed this Agreement of Lease effective as of the date and year first above written.

     LESSOR:
           Saint Paul Executive Office Suites Inc.


           BY:  /s/ Mark J. Stenglein
                ---------------------------------------
                Mark J. Stenglein

           ITS: President




     TENANT:

           BY:  /s/ Joyce Mizerak
                ---------------------------------------
                Joyce Mizerak

           ITS: Managing Director



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[LOGO]



EXECUTIVE SUITES &                                                    EXHIBIT A
BUSINESS SUPPORT

6 WEST FIFTH STREET
THE SAINT PAUL BUILDING, SUITE 700
SAINT PAUL, MINNESOTA 55102



                             [Seventh Floor Layout]





                              [Eighth Floor layout]





                              [Ninth Floor Layout]


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                                                                      EXHIBIT B



                                               PRICING GUIDELINE

COMPUTER SERVICES
-----------------
Word Processing                              $25.00/hr.
Enhanced W.P.                                $32.50/hr.            Spiral binding
Desktop Pub.                                 $40.00/hr.                Binding only                    $1.95
Minimum for                                  $15.00                    Cardstock/vinyl cover           $1.00
   designing letterhead                                            Velo binding
Mail Merge                                   $2.50/name                Binding Only                    $2.25
   Includes Typing address, merging,
   printing, stuffing, sealing & sticking
   labels on env. Postage not included.)                           LASER PRINTING
                                                                   --------------
                                                                   Letter size (8 1/2" x 11")          $1.00
CLERICAL SERVICES                                                  Legal size (8 1/2" x 14")           $1.00
-----------------                                                  Color Laser Prints                  $2.95
General Clerical                             $18.00                Labels, env.                        $.50
Folding, Stuffing Env.                       $.05/each
Postage                                      Cost + 20%
                                                                   PHOTO COPIES & SUPPLIES
                                                                   -----------------------
FAXING SERVICES                                                    Letter (8 1/2" x 11")               $.07
---------------                                                    Legal (8 1/2" x 14")                $.07
Sending                                                            Colored paper (as available)        $.20
   Local                                     $1.00/page            Cardstock (as available)            $1.00
   Long Distance                             $2.00/page            Bond Paper                          $.25
   International                             $4.00/page            Bond Envelope                       $.20
Receiving                                                          Business envelopes                  $.10
   Local/Long Distance                       $1.00/page            Transparencies
                                                                   (B&W + Printing)                    $2.00
SERVICES                                                           Color Copies                        $.60
--------                                                           Color Transparencies
Page of labels                               $2.00                 (+ Printing)                        $3.00
Page of labels & printing                    $3.00                 Large Env.                          $1.00
Outputting data to disk                      $3.00                 Manila Folders                      $1.00
One page resume                              $35.00
   (Includes 1 laser copy and 10 copies)
Two page resume                              $45.00                CONFERENCE ROOMS
   (Includes 1 laser copy and 10 copies)                           ----------------
Three page resume                                                  All locations available:
   (Includes 1 laser copy and 10 copies)     $55.00                Tenants                             $10.00/hr.
                                                                   Non-tenants                         $15.00/hr.



FOR YOUR PROTECTION...Les Work utilizes Industry Production Standard guidelines published by the National Association of Secretarial Services and Executive Suite Network for computing time charged for document production and non-keyboarding services.

Industry Production Standards are based on average time required in the performance of specific duties for project production by a professional wordprocessing operator.

By accepting work performed or services agreed upon, client assumes full responsibility for proofreading and accuracy of documents. Any errors or omissions found hereafter are not the responsibility of Les Work. Prices subject to change with a 60 day notice.

*Services subject to priority rate if less than 24 hour notice.

                                                                      EXHIBIT C


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                          LES WORK TELECOMMUNICATIONS
                               SERVICE AGREEMENT
--------------------------------------------------------------------------------


This Telecommunication Service Agreement is made between Saint Paul Executive Office Suites d.b.a. Les Work Executive Suites & Business Support ("Lessor") and Hanover Capital Partners, LTD. ("Tenant"). This Telecommunication Service Agreement covers the basic telecommunications package as listed below and will run concurrent with Hanover Capital Partners, LTD.'s lease.

1.   BASIC PHONE PACKAGE
                                                       Total # 1
         Telephone Answering
         Voice Messaging Box
         Phones (1 person)                             $130.00 INCLUDED IN LEASE
                                                       ------- RATE


     ADDITIONAL SERVICES
         Remote call transferring                      -------

         Additional DID lines                          -------

         Hunting                                       -------

         Pink Slip Messaging and Message Pass-on       -------

         Fax &/or Modem Line                           $ 40.00
                                                       -------
         Calling Cards                                 -------

         TOTAL ADDITIONAL CHARGES:                     $ 40.00

     Charges to Tenant for services will be billed monthly and are payable on or before the 10th day of the month. If payment is not received by Lessor on or before the 10th day of each month, the Tenant will pay a late charge of 18%, however, in the event this rate exceeds the maximum interest rate allowed by law, then the rate charge will be the highest rate permitted under the law.

     Prices subject to change with addition or deletion of lines/hardware. Any increases due to change of pricing/services involving phone vendors or long distance carriers would be with 60 days notice.

2.   TELECOMMUNICATIONS PACKAGE

     Lessor will make available to Tenant, a telecommunications package which will consist of some combination of telephone numbers, lines, optional features such as voice mail, long distance, calling cards, and directory listing. All components of the telecommunications package including any telephone numbers used by Tenant will remain at all times the property of Lessor and Tenant will acquire no rights in the components beyond the terms specified by Lessor. All equipment will be covered under maintenance paid by Lessor unless damage is caused by Tenant's negligence. In the event that any toll fraud is traceable to telecommunications services employed by Tenant, Tenant will reimburse Lessor for all charges associated with the toll fraud. This may include, but is not limited to, unauthorized use of calling cards or telephone lines. Lessor accepts no responsibility for Tenant's Yellow Pages advertising.

     Tenant shall not install, or have installed, any telephone lines, for the purpose of fax, modem, telephone usage, '800' numbers or any other purpose, without prior written consent by Lessor. Lessor has the option to install or provide such services, for the Tenant, using Lessor's telephone vendor, at an additional charge as set forth by Lessor. All Long Distance calls placed by Tenant on Lessor's telephone system, shall be made through Lessor's Long Distance Vendor.

3.   RETURNED CHECK

     If a check is returned for any reason at all, Tenant will pay an additional charge of $25.00 per returned check. If a check is returned, then, for the purposes of calculating late charges or events of default, it will be as if the payment represented by the check had never been made.

4.   TENANT CONTACT

     The person specified here: Ralph Laughlin and Herb Lethert are the Tenant contacts. In the event of a corporate dissolution, partnership dissolution, or internal Tenant dispute, all mail, telephone messages, Tenant Property, etc., will be delivered to the Tenant contact only.


                   ALL PARTIES HAVE READ THE ABOVE PAGES AND
                       AGREE TO ALL TERMS AND PROVISIONS.


ST. PAUL EXECUTIVE OFFICE SUITES, INC. (LES WORK INc.)

TENANT:                                        LANDLORD: LES WORK INC.
HANOVER CAPITAL PARTNERS, LTD.



By:  /s/ Joyce Mizerak                         By:  /s/ Mark Stenglein
     ----------------------------------             ----------------------------
     Joyce Mizerak                                  Mark Stenglein

Its:                                           Its:
     ----------------------------------             ----------------------------
     Managing Director                              President




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                                PARKING ADDENDUM
                                ----------------


     This is Addendum I to the lease dated January 8, 1997 by and between Hanover Capital Partners, LTD. (Tenant) and St. Paul Executive Office Suites (d.b.a. LesWork, Inc.) (Lessor).

     Lessor agrees to provide 1 parking space in the Lowry Parking Garage no later than February 1, 1997. The price shall be $145.00 per month. (This price is subject to change upon notification by the Garage to Lessor of any rate increases.)

     Failure to provide this parking spot shall render the foregoing Lease null and void at the Tenant's discretion.



TENANT                                    LESSOR
------                                    ------
Hanover Capital Partners, LTD.            St. Paul Executive Office Suites, Inc.



By:  /s/ Joyce Mizerak                    By:  /s/ Mark Stenglein
     ---------------------------               ---------------------------------
     Joyce Mizerak                             Mark Stenglein

Its: Managing Director                    Its: President